UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2010

Tree.com, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

As described in Item 2.03 below, on July 15, 2010, Tree.com, Inc. (the “Company”), through its subsidiary Home Loan Center, Inc. (“HLC”), entered into a new $50.0 million warehouse line of credit with Bank of America, N.A. (“Bank of America”).  This new warehouse line of credit became effective June 30, 2010 and replaced the $50.0 million warehouse line of credit with Bank of America which expired by its terms on June 29, 2010.  In connection with the entry into such facility, on July 15, 2010, the Company, through its subsidiary HLC, also entered into an Amendment No. 1 to Early Purchase Program Addendum to Loan Purchase Agreement with Bank of America (the “Amendment No. 1 to Early Purchase Program Addendum”) and a Mandatory Forward Loan Volume Commitment with Bank of America (the “Mandatory Forward Loan Volume Commitment”), each effective June 30, 2010.  The Amendment No. 1 to Early Purchase Program Addendum, among other things, serves to decrease the Company’s uncommitted credit facility with Bank of America from $75.0 million to $25.0 million.  The Mandatory Forward Loan Volume Commitment requires HLC to sell at least 25% of the conventional conforming mortgage loans and 25% of the government mortgage loans that it originates to Bank of America or pay a non-delivery fee of 25 basis points on the shortfall.

Copies of the Amendment No. 1 to Early Purchase Program Addendum and Mandatory Forward Loan Volume Commitment are filed with this report as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated by reference herein.  The foregoing descriptions of the Amendment No. 1 to Early Purchase Program Addendum and Mandatory Forward Loan Volume Commitment do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 15, 2010, HLC entered into a new $50.0 million warehouse line of credit with Bank of America, effective June 30, 2010.  The new facility will be used to fund and is secured by consumer residential loans that are held for sale.  The term of the new facility is through June 29, 2011.  Borrowings under the facility will bear interest at a rate equal to 2.25% plus the greater of (a) the 30-day LIBOR rate or (b) 2.00.

Under the terms of this new facility, HLC is required to maintain various financial and other covenants. These financial covenants include maintaining (i) a minimum tangible net worth of $25.0 million, (ii) a minimum liquidity equal to 25% of HLC’s tangible net worth, inclusive of unrestricted cash and cash equivalents, the over/under account balances and available draws from HLC’s warehouse or repurchase facilities, (iii) a maximum ratio of total liabilities to tangible net worth of 8:1 and (iv) pre-tax net income requirements on a rolling two quarter basis.   HLC’s borrowings under the facility will be guaranteed by Tree.com, Inc., LendingTree, LLC and LendingTree Holdings, Inc.

Copies of the Master Repurchase Agreement and the related Transaction Terms Letter (collectively, the “Master Repurchase Agreement”) are filed with this report as Exhibits 10.3 and 10.4, respectively, and are hereby incorporated by reference herein.  The foregoing description of the Master Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such exhibits.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment No. 1 to Early Purchase Program Addendum to Loan Purchase Agreement, dated July 15, 2010, by and among Bank of America, N.A. and Home Loan Center, Inc.

10.2	Mandatory Forward Loan Volume Commitment, dated July 15, 2010, by and among Bank of America, N.A. and Home Loan Center, Inc.

10.3

Master Repurchase Agreement, dated as of May 1, 2009, by and among Bank of America, N.A. and Home Loan Center, Inc., incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2009

10.4	Transaction Terms Letter for Master Repurchase Agreement, dated July 15, 2010, by and among Bank of America, N.A. and Home Loan Center, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2010

TREE.COM, INC.

	By:	/s/ Christopher R. Hayek
Christopher R. Hayek
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amendment No. 1 to Early Purchase Program Addendum to Loan Purchase Agreement, dated July 15, 2010, by and among Bank of America, N.A. and Home Loan Center, Inc.

10.2	Mandatory Forward Loan Volume Commitment, dated July 15, 2010, by and among Bank of America, N.A. and Home Loan Center, Inc.

10.3

Master Repurchase Agreement, dated as of May 1, 2009, by and among Bank of America, N.A. and Home Loan Center, Inc., incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2009

10.4	Transaction Terms Letter for Master Repurchase Agreement, dated July 15, 2010, by and among Bank of America, N.A. and Home Loan Center, Inc.